Exhibit (a)(28)

Schedule A

LEGG MASON PARTNERS EQUITY TRUST

Amended and Restated Designation of Series of Shares of Beneficial Interests in the Trust

(Effective as of November 4, 2010)

WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Shares of the Trust into 38 Series;

NOW THEREFORE, the Trustee(s) of the Trust do hereby establish and designate the following Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Legg Mason ClearBridge Aggressive Growth Fund (formerly known as Legg Mason Partners Aggressive Growth Fund)

2.	Legg Mason Capital Management All Cap Fund (formerly known as Legg Mason Partners All Cap Fund)

3.	Legg Mason ClearBridge Appreciation Fund (formerly known as Legg Mason Partners Appreciation Fund)

4.	Legg Mason ClearBridge Equity Income Builder Fund (formerly known as Legg Mason ClearBridge Capital and Income Fund)

5.	Legg Mason ClearBridge Capital Fund (formerly known as Legg Mason Partners Capital Fund)

6.	Legg Mason ClearBridge Diversified Large Cap Growth Fund (formerly known as Legg Mason Partners Diversified Large Cap Growth Fund)

7.	Legg Mason ClearBridge Dividend Strategy Fund (formerly known as Legg Mason Partners Dividend Strategy Fund)

8.	Legg Mason Esemplia Emerging Markets Equity Fund (formerly known as Legg Mason Partners Emerging Markets Equity Fund)

9.	Legg Mason ClearBridge Equity Fund (formerly known as Legg Mason Partners Equity Fund)

10.	Legg Mason Investment Counsel Financial Services Fund (formerly known as Legg Mason Barrett Financial Services Fund)

11.	Legg Mason ClearBridge Fundamental All Cap Value Fund (formerly known as Legg Mason ClearBridge Fundamental Value Fund)

12.	Legg Mason Batterymarch Global Equity Fund (formerly known as Legg Mason Partners Global Equity Fund)

13.	Legg Mason Global Currents International All Cap Opportunity Fund (formerly known as Legg Mason Partners International All Cap Opportunity Fund)

14.	Legg Mason ClearBridge Large Cap Value Fund (formerly known as Legg Mason ClearBridge Investors Value Fund)

15.	Legg Mason ClearBridge Large Cap Growth Fund (formerly known as Legg Mason Partners Large Cap Growth Fund)

16.	Legg Mason Lifestyle Allocation 100% (formerly known as Legg Mason Partners Lifestyle Allocation 100%)

17.	Legg Mason Lifestyle Allocation 85% (formerly known as Legg Mason Partners Lifestyle Allocation 85%)

18.	Legg Mason Lifestyle Allocation 70% (formerly known as Legg Mason Partners Lifestyle Allocation 70%)

19.	Legg Mason Lifestyle Allocation 50% (formerly known as Legg Mason Partners Lifestyle Allocation 50%)

20.	Legg Mason Lifestyle Allocation 30% (formerly known as Legg Mason Partners Lifestyle Allocation 30%)

21.	Legg Mason ClearBridge Mid Cap Core Fund (formerly known as Legg Mason Partners Mid Cap Core Fund)

22.	Legg Mason Batterymarch S&P 500 Index Fund (formerly known as Legg Mason Partners S&P 500 Index Fund)

23.	Legg Mason ClearBridge Small Cap Growth Fund (formerly known as Legg Mason Partners Small Cap Growth Fund)

24.	Legg Mason ClearBridge Small Cap Value Fund (formerly known as Legg Mason Partners Small Cap Value Fund)

25.	Legg Mason Investment Counsel Social Awareness Fund (formerly known as Legg Mason Partners Social Awareness Fund)

26.	Legg Mason Batterymarch U.S. Large Cap Equity Fund (formerly known as Legg Mason Partners U.S. Large Cap Equity Fund)

27.	Legg Mason Target Retirement 2015 (formerly known as Legg Mason Partners Target Retirement 2015)

28.	Legg Mason Target Retirement 2020 (formerly known as Legg Mason Partners Target Retirement 2020)

29.	Legg Mason Target Retirement 2025 (formerly known as Legg Mason Partners Target Retirement 2025)

30.	Legg Mason Target Retirement 2030 (formerly known as Legg Mason Partners Target Retirement 2030)

31.	Legg Mason Target Retirement 2035 (formerly known as Legg Mason Partners Target Retirement 2035)

32.	Legg Mason Target Retirement 2040 (formerly known as Legg Mason Partners Target Retirement 2040)

33.	Legg Mason Target Retirement 2045 (formerly known as Legg Mason Partners Target Retirement 2045)

34.	Legg Mason Target Retirement 2050 (formerly known as Legg Mason Partners Target Retirement 2050)

35.	Legg Mason Target Retirement Fund (formerly known as Legg Mason Partners Target Retirement Fund)

36.	Legg Mason Permal Tactical Allocation Fund

37.	Legg Mason ClearBridge Mid Cap Growth Fund

38.	Legg Mason Global Currents International Small Cap Opportunity Fund

1. Each Share of each Series shall have a par value of $0.00001 per Share and shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time are described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to the Shares of each Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series or the Shares of such Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust or terminate any Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.